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                                                                  Exhibit 10.6


                         SUMMARY OF TERMS AND CONDITIONS

DATE:             December 8, 1999

TERM SHEET
NUMBER:           JTC99024

LESSEE:           The Mountaineer Race Track & Gaming Resort

GUARANTORS:       MTR Gaming Group, Inc.

LESSOR:           PNC Leasing, LLC or its Designee ("LESSOR")

EQUIPMENT:        DESCRIPTION:  International Game Technology Slot Machines
                         (INDIVIDUALLY "ITEM OF EQUIPMENT" AND COLLECTIVELY "EQUIPMENT")

                  EQUIPMENT COST:  Not Exceeding $8,000,000
                  THE EQUIPMENT COST FOR USED EQUIPMENT IS SUBJECT TO VERIFICATION BY AN INDEPENDENT THIRD PARTY APPRAISER. PRIOR TO THE LEASE COMMENCEMENT DATE FOR ANY ITEM OF EQUIPMENT, ANY ADVANCES BY LESSOR TO PURCHASE SUCH EQUIPMENT SHALL BE MADE IN LESSOR'S SOLE DISCRETION.

LEASE
STRUCTURE:        CONDITIONAL SALE:  This lease is a conditional sale
                  transaction; all tax benefits will remain with the Lessee.

                  NET LEASE: The lease will be a net financial lease, and all expenses, including (but not limited to) insurance, maintenance, and taxes, will be for the account of the Lessee.

TERM: LEASE COMMENCEMENT DATE: Upon delivery and acceptance of Equipment. (It is anticipated that there will be three schedules: 12/99, 3/00, and 6/00.)

                  LEASE TERM:  Three (3) years.

                  INTERIM RENTAL TERM: The Interim Rental Term with respect to the Equipment and any Item of Equipment will be equal to the number of days from funding of the Equipment or Item of Equipment to the Lease Commencement Date.

RENT: RENT: Lessee shall make thirty-six (36) payments, equal to 3.1780% of Equipment Cost, payable monthly in advance. (MONTHLY RENTAL ($)=ABOVE RENTAL FACTOR X EQUIPMENT COST)

                  INTERIM RENT: Interim Rent shall be due monthly during the Interim Rental Term at an interest rate equal to PNC Bank's Prime Rate + 1%.

                  RENT IS BASED ON CURRENT MONEY MARKET CONDITIONS. ANY CHANGE IN THESE CONDITIONS WILL RESULT IN A CHANGE OF THE ABOVE RENT. RENT WILL BE FIXED AT LEASE COMMENCEMENT.

END OF
TERM OPTIONS:     PURCHASE PRICE:  At the expiration of the Lease Term, Lessee will purchase all (but not less than all) the Equipment for $1.00.


FEES:             DOCUMENTATION:  $300.00 per schedule.

                  INTERIM FUNDING DOCUMENTATION:  $150.00.

                  ORIGINATION:  1.5% per schedule.

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EXPENSES:         All costs and expenses incurred by the Lessor including
                  reasonable attorneys' fees, if any, shall be reimbursed by the Lessee at closing and otherwise on demand.

REPORTING
REQUIREMENT:      Lessee shall provide Lessor with such financial information as Lessor may request.

COVENANTS:        (a) Cross-default with existing PNC Bank covenants; (b) right of survivorship of covenants if PNC Bank loan covenants are released; and (c) other covenants as customary for lease transactions of this type.

LEASE
DOCUMENTS:        Lease Documents in form and substance satisfactory to the
                  Lessor must be executed and delivered. The Lease Documents will contain covenants relating to the Lessee's preparedness to address on a timely basis the risk that certain computer applications used by Lessee may by unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 and will also contain a disclaimer of any responsibility on Lessor's part for the year
                  2000 readiness of the Equipment. The Lessee's counsel shall deliver an opinion to the Lessor at closing, satisfactory in form and substance to the Lessor.

MISCELLANEOUS:    FUNDING EXPIRATION DATE:  Lessor's willingness to consider funding Items of Equipment on the term described above will expire on December 31, 2000.

                  PROPOSAL DEPOSIT: A Proposal Deposit in the amount of $10,000 is due and payable with the accepted copy of this Term Sheet. Said deposit will be held without interest by Lessor and will be applied to the rental payments due under the first schedule, net of any fees and expenses incurred by the Lessor which shall be for the account of the Lessee. In the event Lessor provides a confirmation of the proposed transaction and Lessee does not close the transaction for any reason, Lessor will retain the Proposal Deposit.

                  PROPOSAL EXPIRATION DATE:  December 15, 1999.

THIS SUMMARY OF TERM AND CONDITIONS IS NOT A COMMITMENT OR AN OFFER TO LEASE AND DOES NOT CREATE ANY OBLIGATION ON THE PART OF THE LESSOR. THIS OUTLINE IS ONLY A BRIEF DESCRIPTION OF THE PRINCIPAL TERMS OF THE SUGGESTED LEASE FINANCING AND IS INTENDED FOR DISCUSSION PURPOSES ONLY.